Exhibit 3.36

Control No. 11025029

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

ORGANIZATION

I, Brian P. Kemp, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

ROCK-TENN XLS, LLC

a Domestic Limited Liability Company

has been duly organized under the laws of the State of Georgia on 03/28/2011 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on March 28, 2011
/s/ Brian P. Kemp
Brian P. Kemp Secretary of State

Certification#: 7839025-1 Page 1 of 2

Control No: 11025029 Date Filed: 03/28/2011 05:52 PM Brian P. Kemp Secretary of State

  March 28, 2011

ARTICLES OF ORGANIZATION

FOR GEORGIA LIMITED LIABILITY COMPANY

The name of the Limited Liability Company is:

Rock-Tenn XLS, LLC

The principal mailing address of the Limited Liability Company is:

504 Thrasher Street

Norcross, GA 30071

The Registered Agent is:

Robert B. McIntosh

504 THRASHER ST

Norcross, GA 30071

County: Gwinnett

The name and address of each organizer(s) are:

Thomas J. Stalzer

1230 Peachtree Street NE,

Suite 3100

Atlanta, GA 30309

The optional provisions are:

No optional provisions.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on the date set forth below.

Signature(s):	Date:
Organizer, Thomas J. Stalzer	March 28, 2011

Certification#: 7839025-1 Page 2 of 2